EXHIBIT 4.1

WARRANT PURCHASE AND REGISTRATION AGREEMENT

DATED JUNE 18, 2003

BETWEEN AKORN, INC.

AND AEG PARTNERS LLC

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ARTICLE VIII MISCELLANEOUS		20
8.1	Consent to Amendments	20
8.2	Survival of Representations and Warranties	20
8.3	Successors and Assigns	20
8.4	Severability	21
8.5	Counterparts	21
8.6	Descriptive Headings; Interpretation	21
8.7	Governing Law	21
8.8	Notices	21
8.9	No Strict Construction	22

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WARRANT PURCHASE AND REGISTRATION AGREEMENT

     THIS WARRANT PURCHASE AND REGISTRATION AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made as of June 18, 2003 by and between Akorn, Inc., a Louisiana corporation (the “Company”), and AEG Partners LLC, an Illinois limited liability company (“AEG” or the “Purchaser”). Except as otherwise indicated herein, capitalized terms used herein are defined in Article VII hereof.

W I T N E S S E T H:

     WHEREAS, the Company entered into an Engagement Letter with AEG, dated as of September 26, 2002 (the “Engagement Letter”), pursuant to which the Company engaged AEG to act as the Company’s Chief Restructuring Officer and to assist the Company in certain restructuring efforts;

     WHEREAS, the Engagement Letter provides for a success fee (the “Success Fee”) to be paid to AEG in connection with its services to the Company;

     WHEREAS, AEG and the Company entered into a letter agreement, dated November 21, 2002 (the “November 21 Letter Agreement”), to clarify certain matters related to the Engagement Letter, including AEG’s re-engagement, and to establish the terms of the Success Fee;

     WHEREAS, the November 21 Letter Agreement provides that the Success Fee shall be comprised of a cash fee and a grant of warrants (the “Warrants”) to purchase the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms of such Warrants;

     WHEREAS, pursuant to the November 21 Letter Agreement, the Company has agreed, upon the terms and conditions set forth herein, to register for sale by the Purchaser the shares of Common Stock received by the Purchaser upon exercise of the Warrants; and

     WHEREAS, the Company and the Purchaser desire to set forth certain agreements related to the Warrants and the Common Stock issuable upon exercise thereof.

     NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
AUTHORIZATION AND CLOSING

     1.1 Authorization of the Warrants. The Company has authorized the issuance to Purchaser of stock purchase warrants to acquire in the aggregate initially up to 1,250,000 shares of the Company’s Common Stock.

     1.2 Issuance of the Warrants. At the Closing, as partial consideration for AEG’s provision of services to the Company under the Engagement Letter, the Company shall issue to Purchaser the warrant certificate attached as Exhibit A hereto (the “Warrant Certificate”) representing Warrants to purchase in the aggregate initially up to 1,250,000 shares of the Company’s Common Stock at the Exercise Price (as defined in the Warrant Certificate). The number of shares of Common Stock to be acquired and the Exercise Price thereof may be adjusted from time to time as set forth in the Warrant Certificate.

     1.3 The Closing. The closing of this Agreement and the issuance of the Warrant Certificate (the “Closing”) shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois at 10:00 a.m. on the first business day following such time as all three of the following conditions shall have been satisfied (or waived by the Company) (the “Effective Date”):

     (i) the Pre-Negotiation Agreement, dated as of September 20, 2002 (the “Pre-Negotiation Agreement”), by and among the Company, Akorn (New Jersey), Inc., an Illinois corporation and the Northern Trust Company, an Illinois corporation, shall have been terminated;

     (ii) the Company shall have entered into a new or restated multi-year credit facility that refinances amounts owing under, or restates, the Credit Agreement (as defined in the Pre-Negotiation Agreement); and

     (iii) AEG’s engagement pursuant to the Engagement Letter shall have been terminated; provided that the condition in this clause (iii) shall be deemed to have been waived by the Company in the event that the Company has requested or agreed that AEG’s engagement shall continue beyond the date on which the Pre-Negotiation Agreement has terminated.

At the Closing, the Company shall deliver to the Purchaser the Warrant Certificate, registered in Purchaser’s or its nominee’s name. If the Closing has not occurred, this Agreement shall terminate, and the Closing shall not occur, upon the occurrence of a Forbearance Termination Date (as defined in the Pre-Negotiation Agreement).

ARTICLE II
COVENANTS

     2.1 Compliance with Agreements. Each of the parties shall perform and observe all of its obligations set forth herein and in the Warrant Certificate.

     2.2 Current Public Information. Except as otherwise may be agreed with the Purchaser, at all times the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the SEC thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC or (ii) so long as the Purchaser may exercise Demand Registration Rights under Article VI, a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the SEC. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

     2.3 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than any created by the holder thereof). The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

     2.4 Adjustment to Warrant. If, at any time prior to the Closing and the issuance of the Warrant, any of the events described in Sections 2A, 2B, 2C or 2D of the Warrant occurs, the Company shall modify the Warrant prior to the issuance thereof in accordance with the provisions of such sections to reflect such event as if it had occurred following the Closing and the issuance of the Warrant.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As a material inducement to the Purchaser to enter into this Agreement, the Company hereby represents and warrants that:

     3.1 Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of Louisiana and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its business requires it to be so qualified, except for those jurisdictions where the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. Except as described in the FDA Compliance Schedule, the Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The Company is not in violation of any provision of its Articles of Incorporation or By-Laws.

     3.2 Capital Stock and Related Matters.

     (a) The authorized capital stock of the Company consists of (a) 5,000,000 shares of preferred stock, none of which are outstanding (b) 40,000,000 shares of Common Stock, of which 19,729,759 shares were issued and outstanding as of May 12, 2003 and 1,250,000 shares shall be reserved as of the Closing for issuance upon exercise of the Warrants.

As of the Closing, neither the Company nor any Subsidiary of the Company has outstanding any stock or securities convertible into or exchangeable for any shares of its capital stock or containing any profit participation features, nor does it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Warrants and except as set forth on the attached Capitalization Schedule. Neither the Company nor any Subsidiary of the Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule. All of the outstanding shares of the Company’s capital stock have been validly issued and are fully paid and nonassessable.

     (b) There are no statutory or, to the best of the Company’s knowledge, contractual stockholders’ preemptive rights or rights of refusal with respect to the issuance of the Warrants hereunder or the issuance of the Common Stock upon exercise of the Warrants. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of the Warrants hereunder and the issuance of the Common Stock upon exercise of the Warrants does not require registration under the Securities Act or any applicable state securities laws.

     3.3 Authorization; No Breach. The execution, delivery and performance of this Agreement and the Warrant Certificate and all other agreements and instruments contemplated hereby to which the Company is a party, have been duly authorized by the Company. This Agreement and the Warrant Certificate, and all other agreements and instruments contemplated hereby to which the Company is a party each constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by laws governing creditors’ rights generally with respect to third parties. The execution and delivery by the Company of this Agreement and the Warrant Certificate, and all other agreements and instruments contemplated hereby to which the Company is a party, the offering and issuance of the Warrants hereunder, the issuance of the Common Stock upon exercise of the Warrants, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s or any of the Company’s Subsidiary’s capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or of any Subsidiary of the Company, or any law, statute, rule or regulation to which the Company or any Subsidiary of the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary of the Company is subject.

     3.4 SEC Documents; Absence of Undisclosed Liabilities. Except as set forth on the attached Public Filings Schedule, the Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1999 (as such documents have been amended prior to the date hereof, the “SEC Documents”), and the

Company has not received any request from the SEC to file any amendment or supplement to any of the reports described above. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, to the Company’s knowledge, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and, to the Company’s knowledge, fairly present the consolidated financial position of the Company and the consolidated Subsidiaries of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes). Except as set forth in the SEC Documents and for liabilities incurred in the ordinary course of business after the date of the most recently filed SEC Document, to the Company’s knowledge, neither the Company nor any of the Company’s Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto.

     3.5 Absence of Certain Changes. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the “Filed SEC Documents”), since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company has conducted its business only in the ordinary course, and there has not been:

     (a) Any change, effect or development which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, other than those described in the Litigation Schedule, the Compliance Schedule and the FDA Compliance Schedule;

     (b) Any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company’s capital stock;

     (c) Any split, combination or reclassification of any of the Company’s capital stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of the Company’s capital stock;

     (d) Any change in accounting methods, principles or practices by the Company or any Subsidiary, except required by GAAP.

     3.6 Litigation, etc. Except as set forth on the attached Litigation Schedule, there are no actions, suits, proceedings, orders, investigations or claims pending against or affecting the Company or any Subsidiary (or to the Company’s knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit). Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency.

     3.7 Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements or instruments contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto.

     3.8 Compliance with Laws. Except as set forth on the attached Compliance Schedule, neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement, which violation has had or would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of any such violation.

     3.9 FDA Compliance. Except as set forth on the attached FDA Compliance Schedule, and without limiting in any way the generality of Section 3.8 above, to the Company’s knowledge:

     (a) The Company (including for purposes of this Section 3.10, its Subsidiaries, licensees, and any other persons or companies owning or holding the FDA approvals for the Company’s Products) is not in receipt of notice of, and is not subject to, any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty, fine, sanction, assessment, audit, request for corrective or remedial action, or other compliance or enforcement action, in each case relating to the products made, developed, licensed, under development, leased, sold, used or serviced by the Company (“Products”) or to the Company’s facilities in which the Products are manufactured, used or handled, by the United States Food and Drug Administration (“FDA”) or by any other federal, state, local or foreign authority having or asserting responsibility for the regulation of medical device products (“other authorities”);

     (b) The Company has obtained all necessary approvals, registrations and authorizations from, has made all necessary and appropriate applications and other submissions to, and has prepared and maintained all records, studies and other documentation needed to satisfy and demonstrate compliance with the requirements of, the FDA and other authorities for its current and past business activities relating to the Products, including but not limited to any necessary Pre-Market Notifications (“510(k)s”), Pre-Market Approvals (“PMAs”), investigational device exemptions (“IDEs”), line extension letters relating individual Products to existing 510(k)s, requirements for custom medical devices, studies of safety and efficacy, claims relating to benefits or performance, design and engineering specifications and modifications, device history records, certificates of export, and Medical Device Reports (“MDRs”).

     (c) Neither the Company nor any person acting on its behalf has made any material false statement in, or material omission from the applications, approvals, notifications, reports, and other submissions to the FDA and other authorities or in or from other records and documentation prepared or maintained to comply with the requirements of the FDA or other authorities relating to the Products, including but not limited to any 510(k)s, PMAs, IDEs, line extension letters, documentation of safety and efficacy, studies or documentation of equivalency, documentation of eligibility for treatment as a pre-1976 device, documentation of eligibility for treatment as a custom medical device, certificates of export, and MDRs;

     (d) No third party (excluding the Purchaser), consultant, counsel, contractor, investigator, or researcher retained by the Company or otherwise acting on behalf of the Company has made any material false statement in, or material omission from, any report, study or other documentation prepared in conjunction with the applications, approvals, notifications, reports or records submitted to or prepared for the FDA or other authorities relating to the Products, nor has any such third party, consultant, counsel, contractor, investigator or researcher failed to comply with any testing requirements or study protocols in connection with work performed on behalf of the Company or work otherwise relied upon by the Company in submissions and documentation for the FDA or other authorities;

     (e) Neither the Company nor any third party or agent for the Company has made or offered any payment, gratuity or other thing of value that is prohibited by any law or regulation to personnel of the FDA or other authorities in connection with the approval or regulatory status of the Products or the facilities in which the Products are manufactured, used or handled;

     (f) The Company is in compliance in all material respects with all applicable regulations and requirements of the FDA and other authorities relating to every Product, including but not limited to any applicable Good Manufacturing Practices, requirements for product approval, requirements for demonstrating and maintaining the safety and efficacy of the Products, export requirements, certificates of export, requirements for investigating customer complaints and inquiries, labeling requirements and protocols, shipping requirements, record-keeping and reporting requirements, monitoring requirements, packaging or repackaging requirements, laboratory controls, sterility requirements, inventory controls, and storage and warehousing procedures; and

     (g) There are no facts which would indicate that the FDA or other authorities have or will prohibit or materially restrict the marketing, sale, manufacture, license or use in the United States of any Product or the operation or use of any facility in which the Products are made. In addition, the Company has not received any notification, written or verbal, which remains unresolved as of the date of this Agreement, from the FDA, FDA personnel or other authorities, or any other information indicating that any Product is unsafe or ineffective for its intended use, and the Company knows of no product or process which the FDA has prohibited from being marketed or used in the United States which in function, composition or operation is substantially similar to any Product.

     3.10 Knowledge. As used in this Article III, the term “to the Company’s knowledge” shall mean the actual knowledge or awareness of senior management of the Company.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

     As a material inducement to the Company to enter into this Agreement and issue the Warrants, the Purchaser represents, warrants and covenants that:

     4.1 Future Disposition. The Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Warrants or Registrable Shares, except in compliance with the provisions hereof and the Securities Act, the Securities Exchange Act and the rules and regulations promulgated thereunder.

     4.2 Power and Authority. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance by the Purchaser of this Agreement, the Warrant Certificate and the agreements referred to herein and therein, and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement and such other agreements each constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by the equitable remedies of specific performance, other equitable remedies or laws governing creditors’ rights generally. The consummation of the transactions contemplated by this Agreement, the Warrant Certificate and such other agreements is permitted under the governing documents of the Purchaser and any laws, regulations or other restrictions applicable to investments made by the Purchaser.

     4.3 Purchaser’s Investment Representations. Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant to the Warrant Certificate for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Article V hereof. Each certificate for Restricted Securities will be imprinted with a legend in substantially the following form:

“The securities represented by this certificate were originally issued on                     , and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Warrant Purchase and Registration Agreement, dated as of June 18, 2003 between the issuer (the “Company”) and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions will be furnished by the Company to the holder hereof upon written request and without charge.”

ARTICLE V
TRANSFER RESTRICTIONS

     5.1 Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the SEC (or any similar rule then in force) if such rule is available and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

     5.2 In connection with the transfer of any Restricted Securities (other than a transfer described in clause (a) or (b) of Section 5.1 above), the holder thereof will deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 4.3. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof will not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and Sections 4.3 and 4.1.

ARTICLE VI
REGISTRATION

     6.1 Required Registration.

     (a) Filing of Registration Statement. Subject to the provisions set forth in Section 6.5 below, upon written notice from Purchaser to the Company at any time after the Date of Issuance (as defined in the Warrant Certificate), the Company shall file with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-1 or, if available, Form S-2 or S-3 pursuant to Rule 415 under the Securities Act (the “Required Registration”) within 90 days after receipt of such notice from Purchaser; provided, that the Company shall not be required to file the Required Registration at any time that the Purchaser has initiated its Company-paid Long-Form Registration and such Registration remains effective. The Company shall use its best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall cause such Required Registration to remain effective for a period ending on the earlier of (i) the second anniversary of the Date of Issuance, (ii) the date on which all Registrable Shares have been sold pursuant to the Required Registration and (iii) the date as of which there are no longer any Registrable Shares in existence.

     (b) Holdback Agreement. If Purchaser notifies the Company in writing that it intends to effect the sale of Registrable Shares pursuant to Section 6.1(a) above (a “Sale”), the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the 90-day period beginning on the date such notice of a Sale is received by the Company.

     (c) Limitations on Additional Securities. Except for piggyback rights granted pursuant to the Registration Rights Agreement dated as of July 12, 2002, between the Company and The John N. Kapoor Trust Dated September 20, 1989 (the “Kapoor Agreement”), in no event shall the Company include any securities under the Required Registration which are not Registrable Shares without the prior written consent of the Purchaser, and any such securities permitted to be sold under the Required Registration shall only be sold in connection with a Sale. If the Required Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and securities requested to be included in such registration pursuant to the Kapoor Agreement and, if permitted hereunder, other securities requested to be included in such Sale exceeds the number of Registrable Shares and other securities, if any, which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such Sale prior to the inclusion of any securities which are not Registrable Shares or securities requested to be included in such registration pursuant to the Kapoor Agreement the number of Registrable Shares requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering.

     (d) Selection of Underwriter. The Purchaser shall have the right to retain and select an investment banker(s) and manager(s) to administer the Required Registration, subject to the Company’s approval which shall not be unreasonably withheld.

     (e) Required Registration Expenses. As further provided in Section 6.6 below, all reasonable Registration Expenses incurred in connection with the Required Registration (whether incurred by the Company or Purchaser) shall be borne by Purchaser; provided, that Purchaser shall only be required to pay its pro rata share of Registration Expenses (based upon the number of Registrable Shares and other securities included in such registration).

     6.2 Demand Registrations

     (a) Requests for Registration. At any time after the Closing, the Purchaser may request registration under the Securities Act of all or any portion of its Registrable Shares on Form S-1 or any similar long-form registration (“Long-Form Registrations”), or on Form S-2 or S-3 or any similar short-form registration (“Short-Form Registrations”), if available. All registrations requested pursuant to this Section 6.2(a) are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Shares requested to be registered (provided that, for a Long-Form Registration, at least 50% of the Registrable Securities must be included), the anticipated per share price range for such offering and the intended method of distribution. The Company shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Shares with respect to which the Company has received written requests for inclusion therein.

     (b) Long-Form Registrations. The Purchaser shall be entitled to request one (1) Long-Form Registration in which the Company shall pay all Registration Expenses (“Company-paid Long-Form Registration”); provided, that the Purchaser shall not be entitled to initiate the Company-paid Long-Form Registration at any time that the Required Registration remains effective. A registration shall not count as the Company-paid Long-Form Registration until it has become effective, and no Long-Form Registration shall count as the Company-paid Long-Form Registration unless the Purchaser is able to register and sell at least 75% of the Registrable Shares requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective and whether or not such registration has counted as the permitted Company-paid Long-Form Registration.

     (c) Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to Section 6.1(b), the Purchaser shall be entitled to request two (2) Short-Form Registrations annually in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Shares.

     (d) Priority on Demand Registrations. Except for piggyback rights granted pursuant to the Kapoor Agreement which rights shall be subject to the priority set forth in this Section 6.1(d), the Company shall not include in any Demand Registration any securities which are not Registrable Shares without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and securities requested to be included in such registration pursuant to the Kapoor Agreement and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Shares or securities requested to be included in such registration pursuant to the Kapoor Agreement and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the Registrable Shares requested to be included in such registration and the securities requested to be included in such registration pursuant to the Kapoor Agreement, pro rata among the holders on the basis of the number of shares that each holder has requested to be included in such registration and (ii) second, other securities requested to be included in such registration or that the Company proposes to sell.

     (e) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the Purchaser was given piggyback rights pursuant to Section 6.2 and in which there was no reduction in the number of Registrable Shares requested to be included. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration that has not yet been filed or declared effective or cause sales of Registrable Securities by the Purchaser to cease during such 90-day period if the Company’s board of directors determines in its reasonable good faith judgment that such Demand Registration would (because of the existence of any acquisition or corporate reorganization or other transaction, financing activity or other development involving the Company) be materially detrimental to the Company; provided that in such event, the Purchaser shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

     (f) Selection of Underwriters. The Purchaser shall have the right to select the investment banker(s) and manager(s) to administer the offering initiated as a Demand Registration, subject to the Company’s approval which shall not be unreasonably withheld or delayed.

     6.3 Piggyback Registrations.

     (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-4 or Form S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Shares (a “Piggyback Registration”), whether or not for sale for its own account, the Company shall give prompt written notice to the Purchaser of its intention to effect such a registration and, subject to the terms of Sections 6.3(c) and 6.3(d) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Shares with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

     (b) Piggyback Expenses. If the Company proposes to sell any of its securities in a Piggyback Registration, the Registration Expenses of the Purchaser in connection with such Piggyback Registration shall be paid by the Company. In all other Piggyback Registrations, the Purchaser shall pay its share of the Registration Expenses of such registration as provided in Section 6.6 hereof.

     (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the securities requested to be included in such registration pursuant to the Kapoor Agreement, (iii) third, Registrable Shares requested to be included in such registration, and (iv) fourth, other securities requested to be included in such registration.

     (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the securities requested to be included in such registration pursuant to the Kapoor Agreement (to the extent not included pursuant to clause (i) above), (iii) third, the Registrable Shares requested to be included in such registration, and (iv) fourth, other securities requested to be included in such registration or that the Company proposes to sell.

     (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Shares pursuant to Sections 6.1, 6.2 or this 6.3, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible into or exchangeable or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

     6.4 Holdback Agreements.

     (a) The Purchaser shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

     (b) The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

     6.5 Registration Procedures. Whenever the Purchaser has requested that any Registrable Shares be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

     (a) prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective (provided that a reasonable period before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Purchaser copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

     (b) notify the Purchaser of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (c) furnish to Purchaser such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Purchaser may reasonably request in order to facilitate the disposition of the Registrable Shares owned by Purchaser;

     (d) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Purchaser to consummate the disposition in such jurisdictions of the Registrable Shares owned by Purchaser (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (e) notify Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Purchaser, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (f) use its reasonable best efforts to cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a national securities exchange or over-the-counter market such as the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Shares covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Shares with the NASD;

     (g) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

     (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including effecting a stock split or a combination of shares);

     (i) make available for inspection by Purchaser, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any Purchaser or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by Purchaser or any such underwriter, attorney, accountant or agent in connection with such registration statement;

     (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

     (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order.

     6.6 Registration Expenses.

     (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

     (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the Purchaser for the reasonable fees and disbursements of one counsel.

     (c) To the extent Registration Expenses are not required to be paid by the Company, the Purchaser shall pay those Registration Expenses allocable to the registration of Purchaser’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     6.7 Indemnification.

     (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Shares, its officers, directors, members and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Shares, its officers, directors, members and each Person who controls such holder (within the meaning of the Securities Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Shares.

     (b) In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Shares pursuant to such registration statement.

     (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided the indemnified party may participate in such defense at such party’s own expense. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Shares included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

     6.8 Participation in Underwritten Registrations.

     (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6.7 hereof.

     (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of notice from the Company of the happening of any event of the kind described in Section 6.5(e), such Person shall forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 6.5(e). In the event the Company shall give any such notice, the applicable time period referred to in Section 6.5(b) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 6.8(b) to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 6.5(e).

ARTICLE VII
DEFINITIONS

     For the purposes of this Agreement, the following terms have the meanings set forth below:

     “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

     “Effective Date” shall have the meaning set forth in Section 1.3 hereof.

     “GAAP” means generally accepted accounting principles in the United States, consistently applied.

     “Material Adverse Effect” shall mean any change, development or effect that has been, or would reasonably be expected to be, materially adverse to the business, financial condition, operating results, assets or operations of the Company and its Subsidiaries, taken as a whole, whether or not covered by insurance.

     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     “Registrable Shares” means, irrespective of which Person actually holds such securities, (i) the shares of Common Stock issued upon exercise of the Warrants and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Warrants shall be deemed to be the holder of the Registrable Shares obtainable upon exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the exercise of the Warrants, such Registrable Shares shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Registrable Shares hereunder. As to any particular Registrable Shares, such securities shall cease to be Registrable Shares when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Shares whenever such Person has the right to acquire such Registrable Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

     “Restricted Securities” means (i) the Warrants issued hereunder, (ii) the Common Stock issued upon exercise of the Warrants and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 4.3 have been delivered by the Company in accordance with Section 5.2. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 4.3.

     “Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

     “SEC” means the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

ARTICLE VIII
MISCELLANEOUS

     8.1 Consent to Amendments. No supplement, modification, waiver or termination of this Agreement (including without limitation any amendment or modification of any defined term used herein which is defined in any other agreement or instrument referred to herein) shall be binding unless agreed to in writing by the Company and the Purchaser.

     8.2 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided that, notwithstanding anything to the contrary contained herein, any matter of which Purchaser has actual knowledge, or any breach of a representation or warranty or a threat of such breach of which Purchaser has actual knowledge, shall not constitute a breach of any representation or warranty of the Company herein.

     8.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for Purchaser’s benefit as a holder of the Warrants or Registrable Shares, including the registration rights in Article VI hereof, are also for the benefit of, and enforceable by, any subsequent holder of such Warrants or such Registrable Shares.

     8.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     8.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     8.6 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this

Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

     8.7 Governing Law. The corporation laws of the State of Louisiana shall govern all issues concerning the relative rights of the Company and its stockholders. All other aspects of this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to any choice-of-law or conflict-of-law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Illinois.

     8.8 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Purchaser and the Company at the addresses indicated below:

If to the Purchaser, to:

AEG Partners, LLC
1849 Green Bay Road
Suite 270
Highland Park, Illinois 60035
Attn: Lawrence M. Adelman

with a copy to:

Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois 60601
Attn: R. Scott Falk, Esq.

If to the Company, to:

Akorn, Inc.
2500 Millbrook Drive
Buffalo Grove, Illinois 60089
Attn: Chief Executive Officer

with a copy to:

Sidley Austin Brown & Wood
10 South Dearborn Street
Chicago, Illinois 60603
Attn: John R. Box, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     8.9 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

AKORN, INC.

By	/s/ Arthur S. Przybyl

Name	Arthur S. Przybyl

Title	President and CEO

AEG PARTNERS LLC

By	/s/ L.M. Adelman

Name	L.M. Adelman

Title	Managing Director

LIST OF EXHIBITS

Exhibit A	Warrant Certificate

LIST OF DISCLOSURE SCHEDULES

Capitalization Schedule
Public Filings Schedule
Litigation Schedule
Compliance Schedule
FDA Compliance Schedule

Exhibit A
Warrant Certificate

This Warrant was originally issued on                     , and such issuance was not registered under the Securities Act of 1933, as amended. The transfer of this Warrant and the securities obtainable upon exercise thereof is subject to the conditions on transfer specified in the Warrant Purchase and Registration Agreement, dated as of June 18, 2003 (as amended and modified from time to time), between the issuer hereof (the “Company”) and the initial holder hereof, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.

AKORN, INC.

STOCK PURCHASE WARRANT

Date of Issuance:	Certificate No. D-l

     THIS CERTIFIES THAT, for value received, AEG Partners LLC, an Illinois limited liability company, or its registered assigns (the “Registered Holder”) is entitled to subscribe for and purchase on or before                                          from Akorn, Inc., a Louisiana corporation (the “Company”), an aggregate of 1,250,000 fully paid and nonassessable shares of the Company’s Common Stock at a price per share of $0.75 (as adjusted from time to time hereunder, the “Exercise Price”). This Warrant is issued by the Company pursuant to the Warrant Purchase and Registration Agreement, dated as of June 18, 2003 (the “Purchase Agreement”), by and between the Company and AEG Partners LLC. Certain capitalized terms used herein are defined in Section 5 hereof. The amount of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

     This Warrant is subject to the following provisions:

     Section 1. Exercise of Warrant.

     1A. Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the fourth anniversary thereof (the “Exercise Period”). The “Date of Issuance” shall be the Effective Date under the Purchase Agreement.

     1B. Exercise Procedure.

               (i) This Warrant shall be deemed to have been exercised when there shall have been delivered to the office of the Company, 2500 Milbrook Drive, Buffalo Grove, Illinois 60089, marked to the attention of the Company’s chief financial officer, the following items (the “Exercise Time”):

               (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

               (b) this Warrant;

               (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 8 hereof; and

               (d) either (1) a check payable to the Company in an amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the “Aggregate Exercise Price”) or (2) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

               (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within seven business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such seven-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

               (iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

               (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges (other than any created by the Registered Holder) with respect to the issuance thereof or otherwise.

               (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to ensure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

               (vi) The Company shall use reasonable efforts to assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

               (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof and upon delivery of the items required by Section 1 B(i), be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until, and the Effective Time shall be deemed to occur upon, the consummation of such transaction.

               (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than any created by the Registered Holder). The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation by the Company of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

     1C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

     1D. Fractional Shares. If a fractional share of Common Stock would, but for the provisions of Section lA, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within seven business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

     Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

     2A. Reclassification. If the Company, at any time or from time to time while this Warrant is outstanding and unexpired, shall reclassify or otherwise change the securities issuable upon exercise of this Warrant (other than as a result of a subdivision or combination, stock dividend, or reorganization, merger, consolidation or sale of assets, each as provided for below), the Company shall, as a condition precedent to such transaction, execute a new Warrant providing that the Registered Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock or other securities, money or property receivable upon such reclassification or change which such Registered Holder would have received for one share of Common Stock had such Registered Holder exercised this Warrant in full immediately prior to such reclassification or change. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2A. The provisions of this Section 2A shall similarly apply to successive reclassifications or changes.

     2B. Subdivisions or Combination of Warrant Shares. If the Company at any time or from time to time while this Warrant is outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such subdivision or combination by a fraction, (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

     2C. Reorganizations. Mergers. Consolidations or Sale of Assets. If at any time or from time to time while this Warrant is outstanding and unexpired there shall be a capital reorganization of the Company’s Common Stock (other than a combination, subdivision, reclassification or change of shares provided for elsewhere in this Warrant) or merger or consolidation of the Company with or into another entity, or the sale of all or substantially all of the Company’s assets to another corporation then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Registered Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the Exercise Period and upon payment of the Exercise Price then in effect, the number and type of shares of stock, other securities or property to which a holder of the Common Stock issuable upon exercise of this Warrant would have been entitled in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after such reorganization, merger, consolidation or sale so that the provisions of this Warrant (including adjustment of the Exercise Price and the number of shares purchasable upon exercise) shall be applicable in relation to any shares or other property deliverable after such event upon exercise of this Warrant. This provision shall apply to any successive reorganization, merger, consolidation or sale.

     2D. Stock Dividends. If the Company at any time and from time to time while this Warrant is outstanding and unexpired shall pay a dividend with respect to its Common Stock payable in, or make any other distribution without consideration of, shares of Common Stock (except any distribution specifically provided for above), then the Exercise Price shall be adjusted, from and after the record date fixed for the determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction, (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such distribution or dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

     2E. Other Dividends. If the Company at any time and from time to time while this Warrant is outstanding and unexpired shall pay a dividend other than a regular cash dividend with respect to its Common Stock other than in the form of Common Stock, then the Exercise Price shall be adjusted, from and after the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, (i) the numerator of which shall be the Market Price of a share of Common Stock as of such record date less the amount of the dividend or distribution applicable to one share of Common Stock and (ii) the denominator of which shall be the Market Price of one share of Common Stock as of such record date; provided, however, if the amount of a dividend that would otherwise require adjustment pursuant to this Section 2E is equal to or greater than such Market Price, then, in lieu of the foregoing adjustment, adequate provision shall be made so that the Registered Holder shall receive a pro rata share of such dividend based upon the maximum number of shares of Common Stock issuable to such Registered Holder under this Warrant at such time.

     2F. Adjustment of Exercise Price Upon Issuance of Common Stock. If the Company at any time and from time to time while this Warrant is outstanding and unexpired issues or sells, or in accordance with paragraph 2F(i) is deemed to have issued or sold, any share of Common Stock, other than any share of Common Stock issued or issuable (1) pursuant to Options or Convertible Securities outstanding as of the Date of Issuance or (2) to employees of the Company pursuant to an incentive plan authorized by the board of directors of the Company, for a consideration per share less than the Exercise Price in effect immediately prior to such time, then immediately upon such issue or sale the Exercise Price shall be reduced to an amount equal to the quotient determined by dividing (x) the sum of (1) the product derived by multiplying the

Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Company upon such issue or sale, by (y) the number of shares of Common Stock outstanding immediately after such issue or sale.

               (i) For purposes of determining the adjusted Exercise Price under paragraph 2F, the following shall be applicable:

               (a) Issuance of Rights or Options. If the Company in any manner grants or sells any Options, then the share or shares of Common Stock issuable upon exercise of such Option shall be deemed to have been issued and sold by the Company at such time for the lowest price per share for which any one share of Common Stock is issuable with respect to such Option. For purposes of this paragraph, the “lowest price per share for which any one share of Common Stock is issuable” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

               (b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Security , then the share or shares of Common Stock issuable upon conversion or exchange of such Convertible Security shall be deemed to have been issued and sold by the Company at such time for the lowest price per share for which any one share of Common Stock is issuable with respect to such Convertible Security. For the purposes of this paragraph, the “lowest price per share for which any one share of Common Stock is issuable” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

               (c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable hereunder shall be correspondingly adjusted. For purposes of this paragraph 2F, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Exercise Price hereunder to be increased.

               (d) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect shall be adjusted immediately to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this paragraph 2F, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of this Warrant.

               (e) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company (net of discounts, commissions and related expenses) therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, provided that where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined in good faith jointly by the Company and the Registered Holder. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holder. The determination of such appraiser shall be final and binding on the Company and the Registered Holder, and the fees and expenses of such appraiser shall be paid by the Company.

               (f) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

     2G. Adjustment of Number of Shares. Upon each adjustment in the Exercise Price (other than pursuant to Section 2E), the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

     Section 3. Notices. Whenever the number of shares of Common Stock purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 2 hereof, the Company shall provide written notice in accordance with Section 11 hereof, to the Registered Holder setting forth in reasonable detail the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of shares of Common Stock which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

     Section 4. Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

     Section 5. Definitions. The following terms have meanings set forth below:

     “Convertible Securities” means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

     “Current Market Price” means, as of any date, (i) if at that time, the principal market for such security is a national securities exchange or the NASDAQ System, the mean between the lowest and highest reported sale prices of such security on the immediately preceding business day on the principal exchange or market on which such security is then listed or admitted to trading or (ii) if, at that time, the sale prices are not available or the principal market for the security is not a national securities exchange and such security is not quoted on the NASDAQ System, the average between the highest bid and lowest asked prices for such security on the immediately preceding business day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or any similar successor organization.

     “Market Price” means as to any security the average of the closing prices of such security’s sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau,

Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which “Market Price” is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term “business days” as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the “Market Price” shall be the fair value thereof determined in good faith jointly by the Company and the Registered Holders of Warrants representing a majority of the Common Stock purchasable upon exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the Common Stock purchasable upon exercise of all the Warrants then outstanding. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

     “Options” means any rights or options to subscribe for or purchase Common Stock or Convertible Securities, other than any right or option otherwise exempted with the approval of the Registered Holder.

     “Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

     Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement.

     Section 6. No Voting Rights: Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company until the Warrant shall have been exercised and the Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

     Section 7. Restrictive Legend. The shares issuable upon exercise of this Warrant (unless registered under the Securities Act of 1933) shall be stamped or imprinted with a legend in substantially the following form:

“The securities represented by this certificate were originally issued on                     , and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Warrant Purchase and Registration Agreement, dated as of June 18, 2003, between the issuer (the “Company”) and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions will be furnished by the Company to the holder hereof upon written request and without charge.”

     Section 8. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company; provided that any transfer in part shall be of Warrants in minimum denominations to purchase 100,000 shares of the Company’s Common Stock, subject to adjustment as provided in Section 2.

     Section 9. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”

     Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (it being acknowledged by the Company that an affidavit of the Registered Holder is deemed to be reasonably satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such Warrant, the Company shall (at its expense, except for the cost of any lost security indemnity bond required, which shall be paid by the Registered Holder) execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Warrant and dated the date of such lost, stolen, destroyed or mutilated Warrant.

     Section 11. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant at such holder’s address as it appears in the records of the Company (unless otherwise indicated by any such holder).

     Section 12. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder.

     Section 13. Descriptive Headings: Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Louisiana shall govern all issues concerning the relative rights of the Company and its Stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

AKORN, INC.

By:

Its:

[Corporate Seal]

Attest:

Title:

EXHIBIT I

EXERCISE AGREEMENT

To:	Dated:

     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-     ), hereby agrees to subscribe for the purchase of                     shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant and requests that certificates for the shares of Common Stock hereby purchased be issued in the name and delivered to                      whose address is                     .

Signature

Address

EXHIBIT II

ASSIGNMENT

     FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-     ) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Signature

Witness